AMENDED AND RESTATED OPTION CANCELLATION AGREEMENT

                  Amended and Restated Option Cancellation Agreement dated as of December 23, 1996 among All-Comm Media Corporation (the "Company"), Barry Peters and E. William Savage.

                  WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission for a proposed underwritten registered public offering (the "Offering") of shares of its common stock, par value $.01 per share (the "Common Stock"), and for the delayed offering of shares of Common Stock by certain delayed selling securityholders;

                  WHEREAS, the lead underwriter for the Offering has advised the Company that the existence of the current number of options, warrants or other rights convertible or exercisable for shares of the Common Stock could be detrimental to the Offering and to secondary trading in the Common Stock following consummation of the Offering;

                  WHEREAS, in September 1996, the Company awarded to each of Messrs. Peters and Savage options to purchase 300,000 shares of Common Stock, and each of them holds securities of the Company other than such options;

                  WHEREAS, each of Messrs. Peters and Savage is willing to enter into this Agreement in order to induce the Company to proceed with the Offering and in order to derive or have the potential to derive economic benefit therefrom;

                  WHEREAS, the parties hereto are parties to an Option Cancellation Agreement dated as of November 20, 1996 (the "Old Agreement"); and

                  WHEREAS, the parties wish to amend and restate the Old Agreement to change the date of the consummation of the transactions contemplated thereby from immediately prior to the Offering to December 23, 1996;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, and receipt and sufficiency which are hereby acknowledged, the parties hereto agree as follows:

                  1. Cancellation of Options. On and as of the date hereof, each of Messrs. Peters and Savage severally irrevocably waives and agrees to the cancellation of any and all rights he has or may have had to 150,000 of the options awarded to him by the Company in September 1996, and agrees that such options shall be treated for all purposes as null and void ab initio.

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Amended and Restated
Option Cancellation
Agreement, Page 2

                  2. Remaining Options. The Company confirms and agrees that all other options granted to Messrs. Peters and Savage, including the balance of the options awarded to each of them in September 1996 which are not being cancelled under paragraph 1, shall remain in full force and effect in accordance with their respective terms and shall not be affected by this Agreement.

                  3. Miscellaneous. This Agreement may not be modified except in a writing signed by or on behalf of all of the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the cancellation of the options specified as being cancelled hereby. This Agreement may be signed in one or more counterparts, all of which shall constitute a single original.

                  IN WITNESS WHEREOF, each of the undersigned has duly signed or caused this Agreement to be signed on its behalf as of this 23rd day of December, 1996.

                                           All-Comm Media Corporation

                                           By:
                                              ----------------------------------
                                              Name:  Scott A. Anderson
                                                     Title: Chief Financial
                                                            Officer

                                                      --------------------------
                                                      Barry Peters

                                                      --------------------------
                                                      E. William Savage

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